Exhibit 10.15

AGREEMENT AND AMENDMENT NO. 8

This AGREEMENT AND AMENDMENT NO. 8 (this “Eighth Amendment”) is made as of April 27, 2023 and is effective as of April 17, 2023, by and between Oramed Ltd., a company incorporated under the laws of the State of Israel, # 513976712 with an address at Mamilla, 20, Jerusalem, Israel 9414904 (the “Company”), and KNRY, Ltd., a company incorporated under the laws of the State of Israel, # 513836502 with an address at 2 Elza Street, Jerusalem, Israel 93706 (the “Consultant”).

WHEREAS:

A. The Company and the Consultant are parties to that certain consulting agreement dated as of July 1, 2008, as amended on July 13, 2013, on November 13, 2014, on July 21, 2015, on June 27, 2016, on June 30, 2017, on January 10, 2020 and on September 19, 2021 (collectively, the “Consulting Agreement”), for services to be provided by Dr. Miriam Kidron Israeli I.D. number 9665993 (“Miriam”); and

B. The Company and the Consultant wish to amend the Consulting Agreement to revise the terms of the Consultant compensation thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Section 5 of the Consulting Agreement (Term), will be amended and replaced as follows:

5.	Term. Either party may terminate this Agreement, for any reason whatsoever, upon the provision of a 60 day prior written notice (the “Prior Written Notice”). If the Consulting Agreement is terminated by the Company without Cause in connection with a Change in Control (as defined below) that occurs during the period that is three months prior and 12 months after the event, the following provisions shall apply:

(a)	The Consultant will be entitled to receive 12 months Consideration.

(b)	The Consultant will be entitled to full vesting acceleration of all outstanding unvested equity incentives.

“Change in Control” means the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets, or stock, or over fifty percent (50%) of the voting stock to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise.

Notwithstanding the foregoing, the Company may, at any time following the Commencement Date, terminate this Agreement immediately by provision of a written notice (and without any further notice, including the Prior Written Notice referred to above), in which case the termination date of this Agreement shall be the effective date of such notice of immediate termination, in any of the following circumstances:

5.1	Commission of a criminal offence, breach of trust or action adverse to the Company, its monies, property, assets or employees by the Consultant and/or Miriam.

5.2	Breach of any of the Consultant’s and/or Miriam’s undertakings as set forth in this Agreement.

5.3	The Consultant is for any reason unable to provide the Consulting Services through Miriam exclusively at a reasonable time as required by the Company pursuant to this Agreement.

2. Except for the changes and/or additions stated herein, all the other terms of the Consulting Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Eighth Amendment and the provisions of the Consulting Agreement, the provisions of this Eighth Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Consulting Agreement shall be deemed to be the Consulting Agreement as amended by this Eighth Amendment.

IN WITNESS WHEREOF, the parties have executed this Eighth Amendment to Consulting Agreement as of the date first written above.

ORAMED LTD.		KNRY LTD.

By:	/s /David Silberman	By:	/s/ Miriam Kidron
Name:	David Silberman	Name:	Miriam Kidron
Title:	Chief Financial Officer